UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 24, 2012

ALEXION PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-27756	13-3648318
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

352 Knotter Drive Cheshire, Connecticut		06410
(Address of principal executive offices)		(Zip code)

(203) 272-2596

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On May 24, 2012, Alexion Pharmaceuticals, Inc. entered into an underwriting agreement (Underwriting Agreement) related to a public offering (Offering) of shares of Alexion’s common stock pursuant to a registration statement on Form S-3 (File No. 333-181595) and a related prospectus supplement. The Underwriting Agreement is filed as Exhibit 1.1 hereto and incorporated herein by reference. Subject to customary closing conditions, the Offering is expected to close on or about May 30, 2012.

An opinion dated May 24, 2012 regarding the legality of the issuance and sale of the shares of common stock offered in the Offering is filed as Exhibit 5.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of May 24, 2012, by and between Alexion Pharmaceuticals, Inc., Goldman, Sachs & Co. and J.P. Morgan Securities LLC as representatives of the several Underwriters named in Schedule 1 thereto.

5.1	Opinion of Ropes & Gray LLP, with respect to the validity of the common stock registered.

23.1	Consent of Ropes & Gray LLP (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALEXION PHARMACEUTICALS, INC.

Dated: May 29, 2012	By:	/s/ Michael V. Greco
Name: Michael V. Greco
Title: Associate General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of May 24, 2012, by and between Alexion Pharmaceuticals, Inc., Goldman, Sachs & Co. and J.P. Morgan Securities LLC as representatives of the several Underwriters named in Schedule 1 thereto.

5.1	Opinion of Ropes & Gray LLP, with respect to the validity of the common stock registered.

23.1	Consent of Ropes & Gray LLP (included in Exhibit 5.1)